Exhibit 10.1

DIRECTOR SUPPORT AGREEMENT

This Director Support Agreement (this “Agreement”), dated as of December 5, 2014, is entered into by and among the undersigned member of the board of directors (the “Director”) of SmartFinancial, Inc., a Tennessee corporation and registered bank holding company (“SmartFinancial”), Cornerstone Bancshares, Inc., a Tennessee corporation and registered bank holding company (“Bancshares”), and Cornerstone Community Bank, a Tennessee-chartered banking corporation (“Cornerstone” and together with Bancshares, the “Cornerstone Parties”).

RECITALS

WHEREAS, concurrently with or following the parties’ execution of this Agreement, Bancshares, Cornerstone, SmartFinancial, and SmartBank, a Tennessee-chartered banking corporation and wholly-owned subsidiary of SmartFinancial (“SmartBank”), have entered into or will enter into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) providing for, among other things, the merger of SmartFinancial with and into Bancshares, with Bancshares to be the corporation to survive such merger, in accordance with Tennessee law and upon and subject to the terms and conditions set forth in the Merger Agreement (the “Holding Company Merger”);

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Cornerstone Parties have required that the Director execute and deliver this Agreement; and

WHEREAS, in order to induce the Cornerstone Parties to enter into the Merger Agreement, the Director is willing to make certain representations, warranties, covenants, and agreements with respect to the shares of common stock, par value $1.00 per share, of SmartFinancial (the “SmartFinancial Stock”) owned by the Director and set forth below the Director’s signature on the signature page to this Agreement (the “Original Shares,” and together with any additional shares of SmartFinancial Stock or any other class or series of capital stock of SmartFinancial contemplated by Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

2.          Representations of Director. The Director represents and warrants to the Cornerstone Parties that:

(a)          The Director owns all of the Original Shares free and clear of any and all Liens, and, except for this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Director is a party or by which the Director is bound or subject relating to the pledge, disposition, or voting of any of the Original Shares, and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)          The Director does not own any shares of SmartFinancial Stock, or any shares of any other class or series of capital stock of SmartFinancial, other than the Original Shares.

(c)          The Director has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Director’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Director and constitutes the legal, valid, and binding obligation of the Director enforceable against the Director in accordance with its terms.

(d)          Neither the execution and delivery of this Agreement by the Director, the consummation by the Director of the transactions contemplated hereby, nor compliance by the Director with or performance by the Director of any of the provisions hereof will conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, (i) any trust agreement, loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, order, or other contract, agreement, or instrument to which the Director is a party, by which the Director or any of the Director’s property or assets are bound, or to which the Director or any of the Director’s property or assets are subject, or (ii) any Law applicable to or biding upon the Director or the Director’s property or assets.

(e)          No consent, approval, or authorization of, or designation, declaration, or filing with, any Governmental Entity or other Person on the part of the Director is required in connection with the valid execution and delivery of this Agreement. No consent of the Director’s spouse is necessary under any “community property” or other Laws in order for the Director to enter into and perform the Director’s obligations under this Agreement.

3.          Agreement to Vote Shares. The Director agrees, during the term of this Agreement, to vote the Shares, and to cause any holder of record of the Shares to vote the Shares: (a) in favor of the Merger Agreement and the Holding Company Merger and such other matters as are required to be approved by the shareholders of SmartFinancial in order for the consummation of the transactions contemplated by the Merger Agreement, in each case to the extent the Shares are entitled to vote on such matters, at every meeting of the shareholders of SmartFinancial at which such matters are considered and at every adjournment or postponement thereof, and (b) against (i) any Acquisition Proposal, (ii) any action, proposal, transaction, agreement, or other matter which could reasonably be expected to result in a breach of any representation, warranty, covenant, or other obligation or agreement of SmartFinancial or SmartBank under the Merger Agreement or of the Director under this Agreement, and (iii) any action, proposal, transaction, agreement, or other matter that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Holding Company Merger, or the fulfillment of any condition to the consummation of the Holding Company Merger set forth in the Merger Agreement, or change in any manner the voting rights of any class or series of shares of capital stock of SmartFinancial (including any amendment to the charter or bylaws of SmartFinancial); provided, however, that, if the manner in which the Shares are owned is such that the Director cannot absolutely cause the Shares to be so voted, the Director shall use the Director’s best efforts to cause the Shares to be so voted.

4.          No Voting Trust or Other Arrangement. The Director agrees that the Director will not, and will not permit any Person under the Director’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares inconsistent with this Agreement, or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than agreements entered into with the Cornerstone Parties.

5.          Transfer and Encumbrance. The Director agrees that, during the term of this Agreement, the Director will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, or otherwise dispose of or encumber (collectively, “Transfer”) any of the Shares, or enter into any contract, option, or other agreement or arrangement with respect to, or consent to, a Transfer of any of the Shares or the Director’s voting or economic interest therein; provided, however, that this Section 5 shall not prohibit a Transfer of the Shares by the Director if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Cornerstone Parties, to be bound by all of the terms of this Agreement (including without limitation the provisions of Section 3 hereof pertaining to the voting of the Shares). Any attempted Transfer of the Shares or any interest therein in violation of this Section 5 shall be null and void.

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6.          Additional Shares. The Director agrees that all shares of SmartFinancial Stock, and all shares of any other class or series of capital stock of SmartFinancial, which the Director purchases, acquires the right to vote (other than as a named proxy), or otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of after the Director’s execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.          Waiver of Appraisal and Dissenters’ Rights. The Director hereby waives and agrees not to assert or perfect any right of appraisal or right to dissent arising or existing in connection with the Merger Agreement or the Holding Company Merger or any other matter required to be approved by the shareholders of SmartFinancial in order for the consummation of the transactions contemplated by the Merger Agreement, in each case which the Director may have by virtue of ownership of the Shares.

8.          Termination. This Agreement shall terminate upon the earliest to occur of: (a) the Effective Time of the Holding Company Merger, (b) the date on which the Merger Agreement is terminated in accordance with its terms, and (c) the effective date of any amendment, modification, or supplement to the Merger Agreement requiring the approval of the shareholders of SmartFinancial as contemplated by Section 10.3 of the Merger Agreement.

9.          No Agreement as Director or Officer. The Director makes no agreement or understanding in this Agreement in the Director’s capacity as a director of SmartFinancial or an officer of SmartFinancial (if the Director holds any such office), and nothing in this Agreement (a) will limit or affect any actions or omissions taken by the Director in the Director’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement, or (b) will be construed to prohibit, limit, or restrict the Director from exercising the Director’s fiduciary duties as a director or officer of SmartFinancial.

10.         Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other parties if a party hereto fails to comply with any of the obligations imposed on the party by this Agreement, that every such obligation is material, and that, in the event of any such failure, the other parties will not have an adequate remedy at law or adequate damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law and/or damages, is the appropriate remedy for any such failure and that it will not oppose the seeking of such relief on the basis that a party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party seeking or obtaining any such equitable relief or remedy.

11.         Entire Agreement; Amendment; Waivers. This Agreement supersedes all prior agreements, written and oral, between or among the parties hereto with respect to the subject matter hereof and contains the entire, integrated agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the parties hereto. No waiver of any provisions hereof by a party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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12.         Miscellaneous.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Tennessee, without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Tennessee.

(b)          Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the rights and obligations arising hereunder, or for recognition or enforcement of any judgment in respect of this Agreement or the rights and obligations arising hereunder, brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in a Tennessee state court of record located in Davidson County, Tennessee, or, in the event (but only in the event) that no such state court has subject matter jurisdiction over such action or proceeding, in the United States District Court for the Middle District of Tennessee. Each of the parties hereto hereby irrevocably submits, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, by counterclaim, or otherwise, in any action or proceeding with respect to this Agreement or the rights and obligations arising hereunder, or for recognition or enforcement of any judgment in respect of this Agreement or the rights and obligations arising hereunder, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (1) the action or proceeding in such courts is brought in an inconvenient forum, (2) the venue of such action or proceeding is improper, or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(C).

(d)          If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon any determination that any term or provision of this Agreement is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

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(e)          This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)          Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by and purposes and intent of this Agreement.

(g)          All section headings contained in this Agreement are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)          The obligations of the Director set forth in this Agreement shall not be effective or binding upon the Director until such time as the Merger Agreement is executed and delivered by SmartFinancial, SmartBank, Bancshares, and Cornerstone.

(i)          No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. Any assignment contrary to the foregoing sentence shall be null and void.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Director Support Agreement as of the date first written above.

CORNERSTONE BANCSHARES, INC.

By:	/s/ W. Miller Welborn
W. Miller Welborn
Chairman

CORNERSTONE COMMUNITY BANK

By:	/s/ W. Miller Welborn
W. Miller Welborn
Chairman

Director’s Signature

Director’s Name (Print)

Number of shares of SmartFinancial Stock owned by Director as of the date of this Agreement:

______________________________________________________Shares

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